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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2006
                                                           -------------

                          NEW ENGLAND BANCSHARES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                     0-51589             04-3693643
         --------                    ---------            ----------
(State or other Jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)         Identification No.)

                 855 Enfield Street, Enfield, Connecticut 06082
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                    (Address of principal executive offices)

                                 (860) 253-5200
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                ------------------------------------------

         On June 12, 2006, the Compensation Committee of the Board of Directors of Enfield Federal Savings and Loan Association ("Enfield Federal"), the wholly-owned subsidiary of New England Bancshares, Inc. (the "Company"), approved the Enfield Federal Savings and Loan Association Amended and Restated Supplemental Executive Retirement Plan. Prior to amendment, the plan provided each participant with an annual retirement benefit of $172,796 for the first 180 months after retirement and an annual benefit based on a set index thereafter until the participant's death. The amendment replaced the form of benefit payment so that a participant now receives an annual retirement benefit of $172,796 for a period equal to the later of: (1) twenty years following the participant's retirement; or (2) the participant's death. No other material changes were made to the plan.

         The plan provides that members of management or highly compensated employees as designated by the Board of Directors are eligible to participate in the plan. Currently, only David J. O'Connor, President and Chief Executive Officer of Enfield Federal and the Company, has been designated by the Board to participate in the Plan.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 16, 2006                   By: /s/ Scott D. Nogles
                                           -------------------------------------
                                           Scott D. Nogles
                                           Senior Vice President and
                                           Chief Financial Officer